PRESS RELEASE

CooperCompanies 4-for-1 Stock Split Effective Friday (2/16)

SAN RAMON, Calif., February 15, 2024 - CooperCompanies (Nasdaq: COO) today announced that its four-for-one stock split will become effective on Friday, February 16, 2024, at 5:00 PM ET, and trading is expected to begin on a stock split-adjusted basis at market open on Tuesday, February 20, 2024, under the existing trading symbol “COO”. The stock split supports Cooper’s desire to make ownership of its stock more accessible to employees and investors.

Cooper previously announced on its fourth quarter 2023 earnings release dated December 7, 2023, that it would implement the stock split of its outstanding shares of common stock, as approved by its board of directors. The stock split is a mandatory exchange. The new CUSIP number for Cooper’s common stock following the split will be 216648501.

About CooperCompanies
CooperCompanies (Nasdaq: COO) is a leading global medical device company focused on improving lives one person at a time. The Company operates through two business units, CooperVision and CooperSurgical. CooperVision is a trusted leader in the contact lens industry, improving the vision of millions of people every day. CooperSurgical is a leading fertility and women’s health company dedicated to assisting women, babies and families at the healthcare moments that matter most. Headquartered in San Ramon, CA, CooperCompanies (“Cooper”) has a workforce of more than 15,000 with products sold in over 130 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Certain statements including, without limitation, statements regarding the expected timing and impact of the stock split are “forward-looking statements” that are subject to risks and uncertainties. Various important factors could cause results to differ materially, including the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, as such disclosures may be updated in annual and quarterly filings. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com